Exhibit 10.141

AMMENDMENT NO 1. TO THE 2% CONVERTIBLE PROMISSORY NOTE IN THE PRINCIPAL AMOUNT OF $650,000 DUE JUNE 21, 2022 (“AMENDMENT NO. 1”)

Date: June 20, 2022

Reference is made to that certain 2% Convertible Promissory Note in the principal amount of $650,000 due June 21, 2022, as may be amended from tie to time (the “Note”), of Clean Energy Technologies, Inc., a Nevada Corporation (the “Company”) doing business in Costa Mesa, CA to Universal Scope Inc., a company incorporated in the British Virgin Islands (the “Holder”).

The Holder and the Company agree to modify the terms of the Note as follows:

1. The language of Preamble of the Note shall be modified in the following manner:

at any time on or before June 21, 2022 (the “Maturity Date”)” shall be changed to “at any time on or before June 21, 2023 (the “Maturity Date”).”

No other term of the Note is modified or amended.

2. This Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending, through certified mail or overnight courier, a copy thereof to such party at the address for such notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLYWAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, AJURY TRIAL FOR THE ADJUDICATION OFANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANYTRANSACTIONCONTEMPLATED HEREBY.

3. This Amendment may be signed in counterparts, each of which shall be an original, but all of which shall constitute one and the same document. Signatures transmitted by facsimile shall be deemed valid execution of this Amendment binding on the parties.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first set forth above.

CLEAN ENERGY TECHNOLOGIES, INC.		UNIVERSAL SCOPE, INC

By:		By:
Name:	Kambiz Mahdi	Name:
Title:	Chief Executive Officer	Title: